OUTLINE OF TERMS AND CONDITIONS
                            QUAD SYSTEMS CORPORATION
                                DECEMBER 9, 1999

                           Reaffirmation of Term Loan

BORROWER:                QUAD SYSTEMS CORPORATION

CO-BORROWERS:            TRIMARK INVESTMENT CORP; QUAD LEASING CORP;
                         HITECH FINANCE CO.; QUAD EUROPE LTD.

BANK:                    FIRST UNION NATIONAL BANK

AMOUNT: $1,000,000.00 A payment of $395,000 will be required at the time Quad settles with Congress Financial Corporation. With the prepayment of $395,000 there will be no prepayment penalties attached to this one-time prepayment.

EXPIRATION:              10/1/2001

INTEREST RATE:           7.95% fixed.

PAYMENT OF PRINCIPAL
AND INTEREST:            Interest monthly; Quarterly principal payments of
                         $155,000 due on the first day of each calendar quarter starting on January 1, 2000 and continuing thereafter until the loan is paid in full.

COLLATERAL:              As security for this facility, the Bank will require
                         a first priority security interest perfected under the Uniform Commercial Code in all of the Borrower's furniture, fixtures and equipment and patents of Quad
                         Systems Corporation. The Bank will require evidence satisfactory to it and its counsel that the assets are free and clear of any and all security interest, except as set forth herein. A second lien behind Congress
                         Financial Corporation perfected under the Uniform
                         Commercial Code in all of the Borrower's present and future accounts, chattel paper, contracts, documents, and accessions, general intangibles, instruments and inventory and any products and proceeds of the foregoing.

INSURANCE:               The Borrower will provide fire and extended coverage
                         insurance on all insurable assets during the term of
                         the loan satisfactory to the Bank as to form and
                         insurer and containing the standard loss payable
                         clauses in favor of the Bank. The amount of such
                         coverage will not be less than 80% of the insurable
                         value of the assets or 100% of the loan amount,
                         whichever is greater. The insurance will be in effect
                         evidenced by a certificate of insurance submitted to
                         the Bank prior to or at settlement. The policy shall
                         require a thirty-day notice of cancellation to the
                         Bank.
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FINANCIAL COVENANTS:     The term Loan shall be cross defaulted with the
                         Borrower's agreement with Congress Financial
                         Corporation.

EXPENSES:                The Borrower shall pay all out-of-pocket costs and
                         expenses incurred by the Bank in connection with the proposed loan and financing arrangement promptly upon Bank's submission of a statement to the Borrower.

FINANCIAL REPORTING
REQUIREMENTS:            A. The Borrower shall deliver its actual financial
                         statements to the Bank within ninety (90) days after the close of each fiscal year during the term of these commitments. The financial statements will be prepared unqualified by an independent accountant satisfactory to the Bank. The statements will be prepared in accordance with generally accepted accounting principles (GAAP). In addition, the Borrower will submit on a monthly basis internally prepared financial statements. Submission of the monthly statements will be within thirty (30) days after the end of each period. In addition, the Borrower will submit on a quarterly basis their 10Q's.

                         B. Covenant compliance certificate submitted quarterly.

                         C. Submission of monthly backlog reports with a breakdown of Quad products and Mirae products.

                         D. Quarterly submission of rolling 4 quarter financial projections (balance sheet, income statement and cash flow) within 30 days of the quarter end.

DOCUMENTATION:           Borrower shall duly execute and deliver such
                         instruments, documents, certificates, opinions,
                         assurances, and do such other acts and things as the
                         Bank may reasonably request, to effect the purpose of
                         the transaction described in this commitment letter.
                         All proceedings, agreements, instruments, documents
                         and other matters relating to the making of the loan,
                         and all of the transactions herein contemplated, shall
                         be satisfactory in the form and substance to the Bank
                         and its counsel. Our counsel must be satisfied with
                         respect to the legality, validity, binding effect, and
                         enforceability of all instruments, agreements, and
                         documents used to effect and consummate the loans and
                         transactions herein contemplated.
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REPRESENTATIONS
AND WARRANTIES:          Borrower will make the following representations and
                         warranties to include, but not be limited to, valid existence and power, authority, financial condition, litigation, agreements.

DEPOSIT
RELATIONSHIP:            The Borrower, except Quad Europe, Ltd., will maintain
                         First Union National Bank as its primary bank of account for the term of the above commitment.

AGREED TO AND ACCEPTED BY:


QUAD SYSTEMS CORPORATION


BY: /s/ Anthony Drury                        DATED: 12/10/99
    -------------------------                       --------------------
Name: Anthony Drury
Title: Sr. V.P. Finance